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                                                                      EXHIBIT 21


                           THE LUBRIZOL CORPORATION



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                                                % OF             STATE/COUNTRY
PRINCIPAL SUBSIDIARIES                        OWNERSHIP         OF INCORPORATION
Lubrizol Adibis (UK) Limited                    100%            United Kingdom
Lubrizol do Brasil Aditivos, Ltda.              100%            Brazil
Lubrizol Canada Limited                         100%            Canada
Lubrizol de Chile Limitada                      100%            Chile
Lubrizol China, Inc.                            100%            Ohio
Lubrizol Coating Additives Company
   G.m.b.H.                                     100%            Germany
Lubrizol Espanola, S.A.                         100%            Spain
Lubrizol Europe B.V.                            100%            The Netherlands
Lubrizol France S.A.                            99.995%         France
Lubrizol Gesellschaft m.b.H.                    100%            Austria
Lubrizol G.m.b.H.                               100%            Germany
Lubrizol International Inc.                     100%            Cayman Islands
Lubrizol International Management
   Corporation                                  100%            Nevada
Lubrizol Italiana, S.p.A.                       100%            Italy
Lubrizol Japan Limited                          100%            Japan
Lubrizol Limited                                100%            United Kingdom
Lubrizol Metalworking Additives
   Company, Inc.                                100%            Nevada
Lubrizol de Mexico, S. de R.L.                  100%            Mexico
Lubrizol de Mexico Comercial S. de R.L.
   de C.V.                                      100%            Mexico
Lubrizol Overseas Trading Corporation           100%            Delaware
Lubrizol Scandinavia AB                         100%            Sweden
Lubrizol Servicios Tecnicos S. de R.L.          100%            Mexico
Lubrizol South Africa (Pty.) Limited            100%            South Africa
Lubrizol Southeast Asia (Pte.) Ltd.             100%            Singapore
Lubrizol de Venezuela C.A.                      99.9%           Venezuela
Carroll Scientific, Inc.                        100%            Illinois
CPI Engineering Services, Inc.                  100%            Michigan
Engine Control Systems, Ltd.                    100%            Canada
Gate City Equipment Company, Inc.               100%            Georgia
Gateway Additive Company                        100%            Pennsylvania
Hyrolec Technical Services Limited              100%            United Kingdom



AFFILIATES

Industrias Lubrizol S.A. de C.V.                 40%            Mexico
Lanzhou Lubrizol - Lanlian Additive
   Co., Ltd.                                    50.05%          China
Lubrizol India Limited                           40%            India
Lubrizol Transarabian Company Limited            49%            Saudi Arabia
Tianjin Lubrizol - Lanlian Additive
   Co., Ltd.                                    50.05%          China

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